Exhibit 99.1

Litmus Media, Inc.

and Subsidiaries

Consolidated Financial Statements for the

Years Ended December 31, 2005 and 2004

Litmus Media, Inc. and Subsidiaries

Years Ended December 31, 2005 and 2004

Independent Auditor’s Report

Board of Directors

Litmus Media, Inc. and Subsidiaries

North Kansas City, MO

We have audited the accompanying consolidated balance sheets of Litmus Media, Inc. and Subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, retained earnings and cash flows for the years then ended. These consolidated financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Litmus Media, Inc. and Subsidiaries as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BLACKMAN KALLICK BARTELSTEIN, LLP

April 21, 2006

Chicago, IL

Exhibit A

Litmus Media, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2005 and 2004

	2005	2004
Assets

Current Assets
Cash	$559,709	$63,736
Accounts receivable	1,388,687	862,344

Total Current Assets	1,948,396	926,080

Furniture and Equipment	37,947	5,844
Accumulated Depreciation	(8,571)	(1,440)

Total Furniture and Equipment, Net	29,376	4,404

Total Assets	$1,977,772	$930,484

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$915,215	$573,583
Other payable	3,147	—

	918,362	573,583
Stockholders’ Equity
Common stock, no par value; 30,000 shares authorized, 30,000 shares issued and outstanding	—	—
Retained earnings	1,059,410	356,901

Total Liabilities and Stockholders’ E quity	$1,977,772	$930,484

Exhibit B

Litmus Media, Inc. and Subsidiaries

Consolidated Statements of Operations

Years Ended December 31, 2005 and 2004

	2005	2004

Net Sales	$7,751,942	$2,590,129

Cost of Sales	4,997,832	1,493,206

Gross Profit	2,754,110	1,096,923

Operating Expenses	675,459	107,736

Interest Income	2,058	—

Net Income	$2,080,709	$989,187

Exhibit C

Litmus Media, Inc. and Subsidiaries

Consolidated Statements of Retained Earnings

Years Ended December 31, 2005 and 2004

	2005	2004

Beginning retained earnings	$356,901	$122,173
Net income	2,080,709	989,187
Distributions to stockholders	(1,378,200)	(754,459)

Ending Retained Earnings	$1,059,410	$356,901

Exhibit D

Litmus Media, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2005 and 2004

	2005	2004

Cash Flows from Operating Activities
Net income	$2,080,709	$989,187
Adjustment to reconcile net income to net cash provided by operating activities
Depreciation and amortization	7,131	1,207
Increase in accounts receivable	(526,343)	(779,422)
Increase in accounts payable	341,632	570,856
Increase in other payable	3,147	—

Net Cash Provided by Operating Activities	1,906,276	781,828

Net Cash Used in Investing Activities -
Purchase of furniture and equipment	(32,103)	(4,443)

Net Cash Used in Financing Activities -
Distributions to stockholders	(1,378,200)	(754,459)

Net Increase in Cash	495,973	22,926

Cash, Beginning of Year	63,736	40,810

Cash, End of Year	$559,709	$63,736

Litmus Media, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2005 and 2004

Note 1 - Nature of Operations

Litmus Media, Inc. and its wholly owned subsidiaries, ValidClick, Inc. and Second Bite, LLC, (the “company”) have built click-fraud protected advertising distribution technologies that provide integrated solutions for performance-based advertising, search marketing and e-retailing industries through the company-owned and various publisher-owned web search engines. Second Bite, LLC primarily provides merchants with patent-pending order abandonment recovery technologies, a technology that identifies the products abandoned in shopping carts by prospective customers of the merchants and coupon/product feed distribution services. The company also uses its proprietary technologies to develop and operate leading local directories, shopping search engine and publisher-based web search engine. Litmus Media, Inc. and ValidClick, Inc. are S corporations. Second Bite, LLC is a limited liability company.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the company and its wholly owned subsidiaries, ValidClick, Inc. and Second Bite, LLC. Intercompany accounts and transactions have been eliminated.

Aspects of the Limited Liability Company

Litmus Media, Inc.’s liability in Second Bite, LLC is limited to its capital invested. As a single member LLC, Second Bite, LLC’s net income (loss) flows through to Litmus Media, Inc. for financial statement and tax reporting purposes.

Accounts Receivable

Receivables are carried at original invoice or closing statement amount less estimates made for doubtful receivables. Generally, for billings to significant customers, any possible disputes in billing are discussed and negotiated prior to issuance of sales invoices. Accordingly, as of December 31, 2005 and 2004, no allowances for doubtful accounts were considered necessary. For other accounts receivable, management determines the allowances for doubtful accounts by reviewing and identifying troubled accounts on a monthly basis and by using historical experience applied to an aging of accounts. A receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 60 days. Receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received.

Use of Estimates and Critical Accounting Policies

Accounting principles generally accepted in the United States of America require the management of the company to make estimates and assumptions in the preparation of these financial statements that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

The most significant area that requires management judgment is revenue recognition. The accounting policies for this area are discussed below.

Revenue Recognition. The company recognizes revenue in accordance with Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition in Financial Statements.” Under SAB 104, the company recognizes revenue when the following criteria have been met: persuasive evidence of an arrangement exists, the fees are fixed and determinable, no significant company obligations remain and collection of the related receivable is reasonably assured. Revenue is recognized when the related services are performed, provided that no significant company obligations remain, the collection of the resulting receivable is reasonably assured and the fees are fixed and determinable.

In accordance with Emerging Issues Task Force Issue 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent” (“EITF 99-19”), the company records as revenue the gross amount received from advertisers and the amount paid to the publishers placing the advertisements as cost of sales.

Revenue from company owned and affiliate networks are based on “per click” basis and is recognized once the action is taken.

Depreciation and Amortization

Furniture and equipment are carried at cost. When retired or otherwise disposed of, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference, less any amount realized from disposition, is reflected in earnings. Maintenance and repairs are charged to operating expenses. Costs of significant improvements and renewals are capitalized. The company provides for depreciation of furniture and equipment using the straight-line method of accounting, using a three-year expected life.

Income Taxes

Because of the pass-through of income and expense to the owners, federal income taxes are not provided for, or payable by, the company.

Note 3 - Cash

The company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The company has not experienced any losses in such accounts. The company believes it is not exposed to any significant credit risk on cash.

Note 4 - Advertising Expense

Advertising costs are expensed as incurred, and were $40,940 and $41,989 for the years ended December 31, 2005 and 2004, respectively.

Note 5 - Concentrations

For the years ended December 31, 2005 and 2004, sales to one major customer amounted to more than 10% of total sales. The amount of revenue from such customer was approximately $7,501,000 and $2,487,000 during the years ended December 31, 2005 and 2004, respectively. The receivable balances from this major customer were approximately $1,384,000 and $823,000 as of December 31, 2005 and 2004, respectively.

Note 6 - Subsequent Event

On April 4, 2006, the company and CGI Holding Corporation doing business as Think Partnership (“THK”), a Nevada corporation, merged. Accordingly, the company has become a wholly owned subsidiary of THK.